                                                                   EXHIBIT 8.1
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

CLARK, WILSON                    James M. Halley Q.C.     David W. Buchanan, Q.C.    Derek J. Mullan, Q.C.      R. Stuart Wells
BC'S LAW FIRM FOR BUSINESS       M. Douglas Howard        W.W. Lyall D. Knott, Q.C.  William A. Ruskin          Patrick A. Williams
                                 Alexander Petrenko       Bernard Pinsky             Roy A. Nieuwenburg         William C. Helgason
                                 William D. Holder        Nigel P. Kent              Douglas W. Lahay           David W. Kington
                                 Diane M. Bell            R. Brock Johnston          Neil P. Melliship          Kenneth K.C. Ing
                                 Darren T. Donnelly       Mark S. Weintraub          Neo J. Tuytel              Ross D. Tunnicliffe
                                 Kevin J. MacDonald       Don C. Sihota              D. Bruce Gleig             James A. Speakman
                                 Kerstin R. Tapping       Herbert I. Ono             Brock H. Smith             John C. Fiddick
                                 D. Lawrence Munn         R. Glen Boswall            Hannelie G. Stockenstrom   Bonnie S. Elster
                                 Virgil Z. Hlus           Samantha Ip                Ethan P. Minsky            Tony Fogarassy
                                 Allyson L. Baker         Stephanie A. Jackson       Jonathan L.S. Hodes        Grant Y. Wong
                                 Ardeshir Darabi          Amy A. Mortimore           Aaron B. Singer            L.K. Larry Yen
                                 William L. Macdonald     Veronica P. Franco         Krista Prockiw             Jane Glanville
                                 Gurminder S. Sandhu      Peter M. Tolensky          Jeremy T. Lovell           Keri T. Grenier
                                 Sean D. Vanderfluit      Richard T. Weiland         Adam I. Zasada             A. Steve Michoulas
                                 Andrea M. East           Cam McTavish               Valerie S. Dixon

                                 Associate Counsel:       Christopher J. Pollard
                                 Associate Counsel:       Michael J. Roman

Reply Attention of   WILLIAM A. RUSKIN
Direct Tel.          604.643.3101
EMail Address        war@cwilson.com
Our File No.         22480-0031 / D/RTW/625471.1
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December 1, 2004

BY COURIER
----------

DataWave Systems Inc.
13575 Commerce Parkway
Suite 110, Building No. 6
Richmond, BC V6V 2L1

ATTENTION:     MR. JOHN GUNN
               GENERAL MANAGER

Dear Sirs:

               Re: Opinion regarding Material Canadian Federal Income Tax Consequences of Continuance
                    ----------------------------------------------------------

               We have acted as counsel to DataWave Systems Inc. (the "Company") in connection with the proposed continuance of the Company into the State of Delaware. We have assisted the Company with the preparation of the section of the Amended Registration Statement on Form S-4/A of the Company in connection with the Continuation (the "Registration Statement") that bears the heading "Material Canadian Federal Income Tax Consequences of the Continuance", as well as a summary of that section contained within the section that bears the heading "Summary of Business Matters to be Voted Upon" (together, the "Canadian Tax Disclosure Provisions").

               In rendering the opinion contained in this letter, we have assumed that:

               (a) all of the facts contained in the Registration Statement are correct; and

               (b) the Continuance will be approved and will be carried out exactly as described in the Registration Statement.

               Based on and relying on the foregoing, and subject to all the limits, provisos, and restrictions stated in the Canadian Tax Disclosure Provisions, we hereby confirm our opinions as stated in the Canadian Tax Disclosure Provisions.


--------------------------------------------------------------------------------
 HSBC Building 800 - 885 West Georgia Street Vancouver BC V6C 3H1
           Canada Tel.: 604.687.5700 Fax: 604.687.6314 WWW.CWILSON.COM

        Some lawyers at Clark, Wilson practice through law corporations.

               For greater certainty, statements regarding the extent of tax liabilities to be incurred by the Company, under the heading "Material Canadian Federal Income Tax Consequences of the Continuance", are not and shall in no way be construed as the opinions of Clark, Wilson, but are conclusions prepared by the Company's management and confirmed in a letter from the Company to Clark, Wilson dated July 5, 2004.

                                                          Yours truly,

                                                          /s/ "Clark, Wilson"
                                                          Clark, Wilson